UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2008

CNX GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32723	20-3170639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Penn Center West, Suite 401 Pittsburgh, Pennsylvania	15276
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:

(412) 200-6700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

The Board of Directors of CNX Gas Corporation (“CNX Gas”) has authorized an amendment to the CNX Gas Equity Incentive Plan, as amended, including the long-term incentive programs thereunder. As authorized to be amended, the Equity Incentive Plan provides that if CONSOL Energy Inc. (“CONSOL Energy”) acquires the outstanding shares of CNX Gas common stock that CONSOL Energy does not currently own (a “Take-In Transaction”), then, in that event:

a. vested CNX Gas stock options would be cashed out;

b. unvested CNX Gas stock options would be converted into CONSOL Energy stock options and continue to vest in accordance with the applicable CNX Gas vesting schedule;

c. unvested CNX Gas restricted stock units would be converted into CONSOL Energy restricted stock units and continue to vest in accordance with the applicable CNX Gas vesting schedule;

d. CNX Gas performance share units would be treated as follows: 50% would be cashed out (or at the employee’s election converted into CONSOL Energy restricted stock units which would continue to vest in accordance with the applicable CNX Gas vesting schedule) and 50% would be converted into CONSOL Energy restricted stock units and continue to vest in accordance with the applicable CNX Gas vesting schedule; and

e. The Board of Directors of CNX Gas has also authorized Take-In Severance Agreements (“TIS Agreements”) to be entered into with certain CNX Gas employees (including its chief executive officer and other executive officers). Under the TIS Agreements, if during the two year period following a Take-In Transaction, either (x) the employment of a CNX Gas employee who is a party to a TIS Agreement is terminated by CONSOL Energy or its subsidiaries without cause, or (y) the CNX Gas employee’s total direct compensation (base salary plus target short-term incentive compensation opportunity plus target long-term incentive compensation opportunity) is reduced by more than twenty percent (20%) and the employee resigns, then the employee would be entitled to (a) one year of severance and benefits, and (b) retain any unvested CONSOL Energy stock options and restricted stock units with the stock options becoming exerciseable and the shares for the restricted stock units being issued at the times specified in the applicable vesting schedule.

The amendment to the Equity Incentive Plan described above and the adoption of the TIS Agreements are intended to eliminate distraction and uncertainty for affected CNX Gas employees in the event a Take-In Transaction would occur.

Item 8.01	Other Events.

The Board of Directors of CNX Gas has adopted stock ownership guidelines (the “Guidelines”) applicable to CNX Gas’ named executive officers and directors. The Guidelines provide that CNX Gas’ Chief Executive Officer and the other named executive officers are expected to own a number of shares of CNX Gas common stock equal to five times and three times, respectively, such individual’s base salary. The Chief Executive Officer and other named executive officers are expected to meet these guidelines within five (5) years.

With respect to the Company’s non-executive directors (including the Chairman of the Board, but not including officers of CONSOL Energy serving as directors of CNX Gas), such individuals are each expected to own a number of shares of CNX Gas common stock equal to three times the annual retainer for non-executive directors. The non-executive directors are expected to meet these ownership guidelines within five (5) years.

For purposes of determining the stock ownership of the Company’s Chief Executive Officer, the other named executive officers and the non-executive directors, the following types of common stock will be taken into account: (i) restricted stock; (ii) shares owned as a result of exercising stock options; (iii) sixty-percent (60%) of the intrinsic value of unexercised (including unvested) stock options; (iv) share equivalents held in a deferred compensation plan; (v) vested and non-vested shares in a 401(k) account; and (vi) shares owned directly by such person’s spouse, dependent children, and/or trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX GAS CORPORATION

By:	/s/ Nicholas J. DeIuliis
Nicholas J. DeIuliis,
President and Chief Executive Officer

Dated: August 19, 2008